UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the

Securities and Exchange Act Of 1934

January 3, 2013

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey		07054
(Address of principal executive offices)		(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of its ongoing efforts to improve the efficiency of its global supply chain, on January 3, 2013, Watson Pharmaceuticals, Inc. (the “Company”) announced plans to restructure operations at its Corona, California facility. In connection with the restructuring, manufacturing and related support functions at the site will be reduced and activities at the facility going forward will be focused only on the production of oral contraceptives. Manufacturing and packaging of other products will be transferred to other sites within the Company’s global supply chain. While the timing of the completion of the restructuring will depend on a number of factors, we anticipate that the restructuring will be complete by the end of 2014.

The Company expects to incur pre-tax future cash expenditures associated with the planned closures, including the following:

•	severance, retention, relocation and other employee related costs of approximately $10 to $12 million; and

•	product transfer costs of approximately $3 to $4 million.

The Company also expects to incur non-cash accelerated depreciation charges as part of the restructuring. At this time the Company is unable to estimate the accelerated depreciation charges to be incurred through the estimated completion date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2013	WATSON PHARMACEUTICALS, INC.

	By:	/s/ David Buchen
David Buchen
Chief Legal Officer - Global